Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Black Box Corporation (the "Company") on Form 19 for the period ended September 29, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, certifies that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joel T. Trammell

Joel T. Trammell
President and Chief Executive Officer
November 19, 2018

/s/ David J. Russo

David J. Russo
Executive Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)
November 19, 2018

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.